================================================================================

                           CONSTRUCTION AND FINANCING

                                    AGREEMENT

                                     between

                DELAWARE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                       and

                       PHILADELPHIA SUBURBAN WATER COMPANY

                           ---------------------------

                           Dated as of August 15, 1995

                           ---------------------------



================================================================================

                                TABLE OF CONTENTS

                                   ----------

                                                                                                      Page
                                                                                                      ----

Parties

Recitals;
         Organization and purpose of Authority; nature of
              activity of Corporation; authorization of
              facilities and of water facilities revenue
              bonds; issuance of water facilities revenue
              bonds under Indenture; approval by Secretary
              of Commerce .............................................................................  1

ARTICLE I.                 Definitions.................................................................  2

ARTICLE II.                Representations and Findings................................................  7
         SECTION           2.01........................................................................  7
         SECTION           2.02........................................................................  8
         SECTION           2.03........................................................................  8

ARTICLE III.               Completion of the Facilities; Issuance of the
                           Bonds.......................................................................  9
         SECTION           3.01........................................................................  9
         SECTION           3.02........................................................................  9
         SECTION           3.03........................................................................  9
         SECTION           3.04........................................................................ 10
         SECTION           3.05........................................................................ 10
         SECTION           3.06........................................................................ 10
         SECTION           3.07........................................................................ 10
         SECTION           3.08........................................................................ 11
         SECTION           3.09........................................................................ 11
         SECTION           3.10........................................................................ 11

ARTICLE IV.                Loan by Authority to Corporation;
                           Repayment of Loan; Security for Payment;
                           Assignment to Trustee; Operation and
                           Maintenance; Insurance and Indemnification;
                           Liens; and Payments in Lieu of Taxes........................................ 12
         SECTION           4.01........................................................................ 12
         SECTION           4.02........................................................................ 12
         SECTION           4.03........................................................................ 13
         SECTION           4.04........................................................................ 13
         SECTION           4.05........................................................................ 13
         SECTION           4.06........................................................................ 14
         SECTION           4.07........................................................................ 14
         SECTION           4.08........................................................................ 15
         SECTION           4.09........................................................................ 15
         SECTION           4.10........................................................................ 15

                                                                -i-






ARTICLE V.                 Special Covenants........................................................... 15
         SECTION           5.01........................................................................ 15
         SECTION           5.02........................................................................ 15
         SECTION           5.03........................................................................ 16
         SECTION           5.04........................................................................ 16
         SECTION           5.05........................................................................ 16
         SECTION           5.06........................................................................ 16
         SECTION           5.07........................................................................ 16

ARTICLE VI.                Assignment, Leasing and Selling............................................. 17
         SECTION           6.01........................................................................ 17
         SECTION           6.02........................................................................ 17

ARTICLE VII.               Events of Default and Remedies.............................................. 18
         SECTION           7.01........................................................................ 18
         SECTION           7.02........................................................................ 20
         SECTION           7.03........................................................................ 20
         SECTION           7.04........................................................................ 20
         SECTION           7.05........................................................................ 20

ARTICLE VIII.              Miscellaneous............................................................... 21
         SECTION           8.01........................................................................ 21
         SECTION           8.02........................................................................ 21
         SECTION           8.03........................................................................ 21
         SECTION           8.04........................................................................ 22
         SECTION           8.05........................................................................ 22
         SECTION           8.06........................................................................ 22
         SECTION           8.07........................................................................ 22
         SECTION           8.08........................................................................ 22
         SECTION           8.09........................................................................ 24
         SECTION           8.10........................................................................ 25

EXHIBIT A..............................................................................................  1

                      CONSTRUCTION AND FINANCING AGREEMENT

                  THIS CONSTRUCTION AND FINANCING AGREEMENT, dated as of August 15, 1995, by and between the DELAWARE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a body corporate and politic organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania (hereinafter called the "Authority"), party of the first part, and PHILADELPHIA SUBURBAN WATER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Corporation"), party of the second part,

                                   WITNESSETH:

                  WHEREAS, the Authority was organized by the municipal authorities of the County of Delaware, pursuant to the Economic Development Financing Law of the Commonwealth of Pennsylvania, the Act of August 23, 1967, P.L. 251, as amended (the "Act"), which Act declares it to be the policy of the Commonwealth of Pennsylvania to promote the health, safety, morals, employment, business opportunities and general welfare of the people thereof by providing for the creation of industrial and commercial development authorities which shall exist and operate as public instrumentalities of the Commonwealth for the public purpose of alleviating unemployment, maintaining employment at a high level, eliminating and preventing blight and eliminating or reducing air and water pollution, and creating and developing business opportunities by the construction, improvement, rehabilitation, revitalization and financing of industrial, commercial, manufacturing and research and development enterprises; and

                  WHEREAS, the Act declares that every authority incorporated under it shall be for the purpose of acquiring, holding, constructing, improving, maintaining, owning, financing and leasing, as lessor or as lessee, among other things, facilities for the furnishing of water; and

                  WHEREAS, the Corporation is engaged primarily in the activity, under the regulatory control of the Pennsylvania Public Utility Commission, of furnishing water available on reasonable demand to members of the general public; and

                  WHEREAS, the Authority adopted resolutions on June 28, 1994 and March 28, 1995 providing for the issuance and sale by the Authority of its revenue bonds to provide funds for the costs of acquisition, construction, installation and equipping of the Facilities (hereinafter defined); and

                  WHEREAS, in connection with the issuance by the Authority of its revenue bonds to provide funds for the cost of the Facilities, the Corporation is to enter into this Construction and Financing Agreement

(hereunder called the "Agreement") under which the Authority agrees to loan funds to the Corporation for the construction and installation of the Facilities and the Corporation agrees to pay to the Authority, in repayment of the loan, amounts sufficient to amortize such revenue bonds; and

                  WHEREAS, the Corporation has commenced the acquisition, construction, installation and equipping of the Facilities; and

                  WHEREAS, the Corporation now desires the Authority to proceed with the issuance and sale of its revenue bonds to provide the funds to pay the cost of the Facilities; and

                  WHEREAS, the Authority, by due corporate action, has authorized the issuance and sale of a maximum of $22,000,000 principal amount of its Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project), Series of 1995 (hereinafter called the "1995 Series Bonds"), the proceeds to be used to pay and to reimburse the Corporation for its payment of the costs of acquiring, constructing, installing and equipping the Facilities; and

                  WHEREAS, the 1995 Series Bonds are to be issued under and secured by a Trust Indenture (hereinafter called the "Indenture"), dated as of August 15, 1995, between the Authority and PNC Bank, National Association, a national banking association organized and existing under the laws of the United States of America and having its principal corporate trust office and place of business in Philadelphia, Pennsylvania, as trustee (hereinafter called the "Trustee"); and

                  WHEREAS, the proceedings to be undertaken by the Authority in respect of the acquisition, construction, installation and equipping of the Facilities and the financing thereof have been approved by the Secretary of Commerce of the Commonwealth of Pennsylvania;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenant hereinafter contained, DO HEREBY AGREE as follows:

                                   ARTICLE I.
                                   Definitions

                  Capitalized terms, not otherwise defined herein, shall have the meanings ascribed thereto in the Indenture.

                  For all purposes of this Agreement, the terms defined in this
Article I shall have the meanings herein specified, unless the context clearly otherwise requires:
                                       -2-

 Act:

                  "Act" shall mean the Act of August 23, 1967, P.L. 251, as amended, of the General Assembly of the Commonwealth of Pennsylvania, known as the Economic Development Financing Law, and all acts supplemental thereto or amendatory thereof.

Administration Expenses:

                  "Administration Expenses" shall mean the reasonable and necessary expenses incurred by the Authority with respect to this Agreement, the Indenture and the Facilities, including the Authority's annual administration fees and the compensation and expenses paid to the Trustee under the Indenture.

Agreement:

                  "Agreement" shall mean this Construction and Financing Agreement dated as of August 15, 1995, between the Authority and the Corporation, and any and all modifications, alterations, amendments and supplements hereto.

Authority:

                  "Authority" shall mean Delaware County Industrial Development Authority, the party of the first part hereto.

Authorized Corporation Representative:

                  "Authorized Corporation Representative" shall mean any of the persons at the time designated to act as such on behalf of the Corporation by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Corporation by its President, Vice President, Treasurer or Assistant Treasurer. An Authorized Corporation Representative may be an employee of the Corporation.

Bonds:

                  "Bond" or "Bonds" shall mean any or all of the 1995 Series Bonds of the Authority authenticated and delivered under the Indenture.

                  The term "outstanding under the Indenture" or "outstanding thereunder" or "outstanding", when used with reference to Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under the Indenture, except:

                     (a) Bonds cancelled at or prior to such date;

                     (b) Bonds for the redemption of which cash shall have been theretofore deposited with the Trustee; provided that notice of such redemption shall have been given as provided in Article VII of the Indenture or provisions satisfactory to the Trustee shall have been made therefor;

                     (c) Bonds for the payment of which cash shall have been theretofore deposited with the Trustee in an amount equal to the principal amount thereof and interest thereon to maturity;

                     (d) Bonds otherwise deemed to be paid as provided in
Section 13.01 of the Indenture; and

                     (e) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture.

Code:

                  The "Code" shall mean the Internal Revenue Code of 1986, as amended.

Completion Date:

                  "Completion Date" shall mean the date of completion of acquisition, construction, installation and equipping of the Facilities, as that date shall be certified pursuant to Section 3.07 hereof.

Construction Fund:

                  "Construction Fund" shall mean the fund so entitled created under Section 4.01 of the Indenture with respect to the Facilities.

Construction Period:

                  "Construction Period" shall mean the period between the beginning of the construction of the Facilities or the date on which the 1995 Series Bonds are first delivered to the initial purchasers thereof, whichever is earlier, and the Completion Date.

Continuing Disclosure Agreement:

                  "Continuing Disclosure Agreement" shall mean that certain Continuing Disclosure Agreement between the Corporation and the Trustee dated the date of issuance and delivery of the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

Corporation:

                  "Corporation" shall mean Philadelphia Suburban Water
Company, a Pennsylvania corporation, or any corporation which is the surviving, resulting or transferee corporation in any merger, consolidation or transfer of assets permitted under Section 5.02 hereof.

Cost of Construction:

                  "Cost of Construction" in respect of the Facilities shall mean and be deemed to include all items within the definition of "cost" contained in the Act (73 P.S. ss. 373), including but not limited to (a) obligations of the Authority and the Corporation incurred for labor, materials and other expenses and to contractors, builders and materialmen in connection with the acquisition, construction, installation and equipping of the Facilities; (b) the cost of contract bonds and of insurance of all kinds that may be deemed by the Corporation to be desirable or necessary during the course of acquisition, construction, installation and equipping of the Facilities which is not paid by the contractor or contractors or otherwise provided for; (c) the expenses of the Corporation for engineering, including test borings, surveys, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required or reasonably necessary for the proper completion of the Facilities; (d) legal, accounting, financial, advertising, recording and printing expenses, the service fee of the Authority, compensation and expenses of the Trustee, and all other expenses incurred in connection with the issuance of the Bonds; (e) interest, not otherwise provide for, accruing upon the Bonds until completion of the Facility; (f) all other costs which the Authority and the Corporation shall be required to pay under the terms of any contract or contracts for the acquisition, construction, installation and equipping of the Facilities; and (g) any sums required to reimburse the Authority and the Corporation for advances made by them for any of the above items, or for any other costs incurred and for work done by them which are properly chargeable to the Facilities.

Counsel:

                  "Counsel" shall mean an attorney or firm of attorney at law (who may be employed by or counsel to the Trustee, the Authority or the Corporation) satisfactory to the Trustee.

Debt Service Fund:

                  "Debt Service Fund" shall mean the fund created under Section
5.03 of the Indenture.

Facilities:

                  "Facilities" shall mean the facilities for the furnishing of water in the counties of Bucks, Chester, Delaware and Montgomery which are to be acquired, constructed, installed and equipped and to be financed under this

Agreement, less any deletions therefor and together with any additions, improvements and modification thereto and substitutions therefor made in accordance with the provisions of this Agreement. The Facilities are described more fully in Exhibit A hereto.

First Mortgage Bonds:

                  "First Mortgage Bonds" shall mean bonds of the Corporation issued and outstanding under the Mortgage Indenture.

Indenture:

                  "Indenture" shall mean the Trust Indenture dated as of August 15, 1995, between the Authority and PNC Bank, National Association as trustee, securing the Bonds, and any indenture supplemental thereto or amendatory thereof.

Loan:

                  "Loan" shall mean the financing provided by the Authority to the Corporation pursuant to Section 4.01 hereof to provide funds for and toward the Costs of Construction of the Facilities.

Loan Repayments:

                  "Loan Repayments" shall mean the payments to be made by the Corporation to the Authority pursuant to Section 4.02 hereof

Mortgage Indenture:

                  "Mortgage Indenture" shall mean the Indenture of Mortgage dated as of January 1, 1941 from the Corporation to The Pennsylvania Company for Insurances on Lives and Granting Annuities (now CoreStates Bank, N.A.), as Trustee, as supplemented and amended.

1995 Series Bonds:

                  "1995 Series Bonds" shall mean the Bonds of the Authority in the aggregate principal amount of $22,000,000 designated the 6.35% Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project), Series of 1995, issued under the Indenture to provide funds for and toward the Cost of Construction of the Facilities.

Participating Underwriter:

                  "Participating Underwriter" shall have the meaning ascribed thereto in the Continuing Disclosure Agreement.

Permitted Encumbrances:

                  "Permitted Encumbrances" shall mean and include (a) liens for taxes, assessments and other governmental charges not delinquent or which can be paid without penalty; (b) unfiled inchoate mechanics' and materialmen's liens for construction work in progress; (c) workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens, if any, arising in the ordinary course of business; (d) all the following, if they do not individually or in the aggregate materially impair the use of the Facilities or materially detract from the value thereof to the Corporation, viz: any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title or other encumbrances to which the Facilities may be subject; (e) any lien for the satisfaction and discharge of which a sum of money deemed adequate by the Trustee is on deposit with the Trustee under the Indenture; (f) the lien of the Mortgage Indenture; (g) the rights of the Authority under this Agreement; and
(h) the lien of the Indenture.

Plans and Specifications:

                  "Plans and Specifications" shall mean the plans and specifications prepared for the Facilities, duly certified by an Authorized Corporation Representative and on file at the principal office of the Corporation in Bryn Mawr, Pennsylvania, as the same may be revised from time to time prior to the Completion Date in accordance with Section 3.06 of this Agreement.

Tax Compliance Agreement:

                  "Tax Compliance Agreement" shall mean the Tax Compliance Agreement executed by the Authority and the Company in connection with the issuance of the Bonds.

Trustee:

                  "Trustee" shall mean PNC Bank, National Association, as trustee under the Indenture, and its successors as such trustee.

                                   ARTICLE II.
                          Representations and Findings

         SECTION 2.01. The Authority makes the following representations as the basis for the undertakings on the part of the Corporation herein contained:

                     (a) The Authority is a public instrumentality of the Commonwealth of Pennsylvania and a public body corporate and politic organized and existing under and pursuant to the Act;

                     (b) The Authority has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein; and by proper corporate action has duly authorized the execution and delivery hereof; and the execution and delivery of this Agreement by the Authority and its performance of its obligations hereunder to the best of its knowledge do not and will not violate or constitute a default under the Authority's Articles of Incorporation or bylaws or any agreement, indenture, mortgage, lease, note or other obligation or instrument or order or regulation of any court or administrative agency binding upon the Authority;

                     (c) Under existing statutes and decisions no taxes on income or profits are imposed on the Authority; and

                     (d) As required by the Act, the Secretary of Commerce of the Commonwealth of Pennsylvania has approved under date of June 29, 1995, the proceedings to be undertaken in respect of the issuance and sale of the 1995 Series Bonds and the construction of the Facilities.

         SECTION 2.02. The Corporation makes the following representations as the basis for the undertakings on the part of the Authority herein contained:

                     (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all required corporate power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein; the Corporation by proper corporate action has duly authorized the execution and delivery of this Agreement; and the execution and delivery of this Agreement by the Corporation and its performance of its obligations hereunder do not and will not violate or constitute a default under the Corporation's Articles of Incorporation or bylaws or any agreement, indenture, mortgage, lease, note or other obligation or instrument or any order of any court or administrative agency binding upon the Corporation;

                     (b) The cost of the Facilities, as defined in the Act (73 P.S. ss. 373), is estimated by the Corporation at the date of execution hereof to be not less than $22,976,650;

                     (c) The Facilities are to be located in the Counties of Delaware, Chester, Montgomery and Bucks and within the authorized service area of the Corporation; and

                     (d) No part or unit of the Facilities was first placed in service earlier than one year prior to the date hereof.

         SECTION 2.03. The Authority hereby confirms its findings that:

                     (a) The Corporation is of a nature and size and is engaged in activities which require substantial capital, is financially responsible to assume all obligations prescribed by the Authority and the Act and is qualified to be an "occupant" for purposes of the Act; and

                     (b) The project to be undertaken by the Authority hereunder will promote the purposes of the Act by protecting the health, safety and general welfare of the people of Pennsylvania and encouraging economic development within Pennsylvania through the provision of basic services and facilities, thereby alleviating unemployment, maintaining employment at a high level and creating and developing business opportunities.

                                  ARTICLE III.
                          Completion of the Facilities;
                              Issuance of the Bonds

         SECTION 3.01. Work on certain of the Facilities has been commenced or has been completed.

         SECTION 3.02. The Corporation will cause the acquisition, construction, installation and equipping of the Facilities to be completed with all reasonable dispatch for and at the expense of the Authority, as herein provided, substantially in accordance with the Plans and Specifications. In order to effectuate the purposes of this Agreement the Corporation will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such contracts, orders, receipts, writings and instructions, in the name of the Corporation or otherwise, with or to other persons, firms or corporations, and in general do or cause to be done all such other things as may be requisite or proper for acquiring, constructing, installing and equipping the Facilities and fulfilling the obligations of the Corporation under this Agreement.

                  The Corporation will maintain such records in connection with the acquisition, construction, installation and equipping of the Facilities as to permit ready identification of the Facilities, and the Cost of Construction thereof.

         SECTION 3.03. In order to provide funds for payment of the Cost of Construction of the Facilities the Authority will sell, issue and deliver to the initial purchasers thereof, the 1995 Series Bonds and deliver the proceeds thereof to the Trustee. A sum equal to the accrued interest, if any, paid by the initial purchasers of the 1995 Series Bonds shall be deposited in the Debt Service Fund and the balance of the proceeds received from said sale shall be deposited in the Construction Fund.

         SECTION 3.04. In the Indenture, the Authority has authorized and directed the Trustee to make payments from the Construction Fund to pay the Cost of Construction of the Facilities upon receipt of requisitions signed by an Authorized Corporation Representative, stating with respect to each payment to be made: (1) the requisition number, (2) the name and address of the person, firm or corporation to whom payment is due, (3) the amount to be paid, (4) the general purpose for which the obligation, item of cost or expense was incurred, and (5) that each obligation, item of cost or expense mentioned therein has been properly incurred, is a proper charge against the Construction Fund and has not been the basis of any prior withdrawal.

         SECTION 3.05. The Corporation will cause such requisitions to be submitted to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with the provisions of the Indenture; provided, however, that the Corporation will not submit any requisition for payment of any item not properly included in the cost of the Facilities as defined in the Act or which, if paid, would result in less than substantially all the proceeds from the 1995 Series Bonds being used to acquire, construct, install and equip the Facilities.

         SECTION 3.06. The Corporation may revise the Plans and Specifications, including revisions to add structures, equipment, fixtures and machinery not described in Exhibit A hereto and to modify or delete structures, equipment, fixtures and machinery described therein, at any time and from time to time prior to the Completion Date, provided that in the case of a material change (i) an Authorized Corporation Representative shall certify to the Trustee that the Facilities provided for by the revised Plans and Specifications will constitute facilities for the furnishing of water meeting the requirements of Section 142(a)(4) of the Internal Revenue Code of 1986, as amended, and any applicable regulations thereunder; and (ii) the Trustee shall be furnished with an unqualified opinion of Counsel experienced in matters relating to the issuance of, and tax exemption of interest on, bonds issued by states and their political subdivisions that the revision of the Plans and Specifications and the expenditure of moneys from the Construction Fund to pay the Cost of Construction of the Facilities in accordance with the revised Plans and Specifications will not impair the exemption of interest on the Bonds from federal income taxation.

         SECTION 3.07. When all the Facilities are completed, the Corporation shall so notify the Authority and the Trustee by a certificate of an Authorized Corporation Representative. Such certificate shall establish the Completion Date and shall state that, except for amounts retained by the Trustee at the Corporation's direction for any Cost of Construction of the Facilities not then due and payable or the liability for payment of which is being contested or disputed by the Corporation, (i) acquisition, construction, installation and equipping of the Facilities have been completed substantially in accordance with the Plans and Specifications, and all labor, services, materials and supplies used therefor have been paid for; and (ii) all other facilities necessary in connection with the Facilities have been acquired, constructed, installed and equipped in accordance with the Plans and Specifications, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

         SECTION 3.08. If the moneys in the Construction Fund shall not be sufficient to pay the Cost of Construction of the Facilities in full, the Corporation will complete the Facilities and pay all that portion of the Cost of Construction thereof in excess of the moneys available therefor in the Construction Fund. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund will be sufficient to pay the Cost of Construction of the Facilities. If the Corporation shall pay any portion of the Cost of Construction of the Facilities pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the Loan Repayments required in Section 4.02 hereof to be paid by the Corporation.

         SECTION 3.09. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Facilities or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the Corporation may proceed, either separately or in conjunction with others, to pursue such remedies against the contractor or subcontractor so in default and against each surety for the performance of such contract as it may deem advisable. The Corporation will advise the Authority of the steps it intends to take in connection with any such default. If the Corporation shall so notify the Authority, the Corporation may, in its own name or in the name of the Authority, prosecute any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Corporation deems reasonably necessary, and in such event the Authority will cooperate fully with the Corporation. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid into the Construction Fund, and any amounts so recovered after the Completion Date shall be retained by or paid to the Corporation.

         SECTION 3.10. Any moneys held in any Fund under the Indenture shall be invested or reinvested as provided in Article VI of the Indenture. The Corporation shall not request any investment of such moneys which would be in violation of the covenant of the Authority contained in the final paragraph of
Section 6.03 of the Indenture.

                                   ARTICLE IV.

                           Loan by Authority to Corporation;
                           Repayment of Loan; Security for Payment;
                           Assignment to Trustee; Operation and
                           Maintenance; Insurance and Indemnification;
                           Liens; and Payments in Lieu of Taxes

         SECTION 4.01. The Authority on this date is lending to the Corporation the sum of $22,000,000 being the proceeds of the issuance of the Bonds.

         SECTION 4.02. The Corporation shall pay to the Authority, as and for the repayment of the loan, (a) on the Business Day prior to each interest payment date for, maturity date of, or date for redemption of, Bonds, as the case may be, an amount which, together with other moneys available for the purpose in the Debt Service Fund under the Indenture, will equal the sum of (i) the interest which will become due on such date on the Bonds, plus (ii) the principal amount of the Bonds, if any, maturing on such date, plus (iii) the principal amount of and premium, if any, on the Bonds, if any, to be redeemed on such date, and (b) on any date on which Bonds shall be declared to be and shall become due and payable prior to their stated maturity pursuant to the provisions of the Indenture, an aggregate amount equal to the sum of the principal, premium, if any, and interest so becoming due and payable on the Bonds. Nothing herein contained shall be construed as imposing on the Authority or on the Trustee any duty or responsibility of giving any prior notice to the Corporation of the due date of any Loan Repayment hereunder, or of the amount on deposit in the Bond Fund, or of the amount of any credits available to the Corporation against any Loan Repayment and failure by the Corporation to receive any such prior notice, even if customarily given by the Authority or the Trustee, shall not relieve the Corporation of its obligation to make any Loan Repayment when it is due and payable.

                  All such payments shall be made in funds which will be immediately available funds at the place of payment on the payment date in question. The Corporation shall have the option to make prepayment, from time to time, in whole or in part of any amount due as aforesaid on account of the loan, together with interest accrued and to accrue with respect to such prepayment. The Authority shall direct the Trustee to apply such prepayments to the purchase or redemption of Bonds in such manner, consistent with the provisions of the Indenture, as may be directed by the Corporation.

         In the event the Corporation shall fail to make any of the payments required in this Section, the item or payment so in default shall continue as an obligation of the Corporation until the amount in default shall have been fully paid, and the Corporation will pay the same with interest thereon from the due date until paid at the highest rate per annum borne by the Bonds.

                  The obligation of the Corporation to make Loan Repayments hereunder is subject to acceleration as set forth in Sections 7.02 hereof.

         SECTION 4.03. To further secure the obligation of the Corporation to make repayment of the loan, the Corporation will execute and deliver its First Mortgage Bonds under the Mortgage Indenture in one or more series, in such principal amounts and with such interest rates, interest payment and maturity dates and redemption provisions as may correspond to such provisions of the 1995 Series Bonds issued and sold by the Authority. Contemporaneously with the execution and delivery of this Agreement the Corporation is executing and delivering, as security for its obligation to make Loan Repayments, its First Mortgage Bonds, 6.35% Series Due 2025, in the principal amount of $22,000,000 which contain provisions with respect to interest rate, interest payment and maturity dates, redemption and acceleration of maturity corresponding to such provisions of the 1995 Series Bonds.

         SECTION 4.04. It is understood and agreed that the obligations of the Corporation to make the payments due under this Agreement and the First Mortgage Bonds securing those obligations are to be assigned and pledged by the Authority to the Trustee. The Corporation assents to such assignment and pledge and agrees that, as to the Trustee, its obligation to make such payments and the payments required under the First Mortgage Bonds shall be absolute and unconditional and shall not be subject to any defense other than payment or to any right of set off, counterclaim or recoupment arising out of any breach by the Authority of any obligation to the Corporation, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Corporation by the Authority. The Authority directs the Corporation, and the Corporation agrees, to pay to the Trustee at its principal corporate trust office all payments pursuant to this Agreement and the payments required under the First Mortgage Bonds.

                  So long as any Bonds are outstanding, the Corporation will pay to the Authority on each of the Loan Repayment dates referred to in Section 4.02 of this Agreement the amount of Administration Expenses not theretofore provided for which have then accrued and become payable.

         SECTION 4.05. The Corporation will maintain, preserve, and keep the Facilities or cause the Facilities to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and, from time to time, will make or cause to be made all such repairs, replacements and renewals as it deems necessary. The Authority shall not operate the Facilities or have any obligation to maintain them.

         The Corporation shall have the privilege of remodeling the Facilities or making substitutions, modifications and improvements to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, substitutions, modifications and improvements shall be paid by the Corporation and the same shall be the property of the Corporation and be included under the terms of this Agreement as part of the Facilities.

         SECTION 4.06. At all times during the term of this Agreement the Corporation will keep the Facilities continuously insured in accordance with the requirements of the Mortgage Indenture. The Corporation releases the Authority and the Trustee from, agrees that the Authority and the Trustee shall not be liable for, and agrees to indemnify and hold the Authority and the Trustee, and their agents, employees and servants, harmless from, any liability arising out of the construction of the Facilities or the Loan. If any such claim is asserted, the Authority or the Trustee will give prompt notice to the Corporation and the Corporation will assume the defense thereof, with full power to litigate, compromise or settle the claim in its sole discretion. The Corporation will reimburse the Authority or the Trustee, as the case may be, for all direct costs, including reasonable attorney's fees, properly incurred in connection therewith.

         SECTION 4.07. The Corporation will pay or cause to be discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon any Loan Repayments hereunder or upon any First Mortgage Bonds pledged as security for the payment thereof and all lawful claims or demands which, if unpaid, might be or become a lien upon any Loan Repayments hereunder or upon any First Mortgage Bonds pledged as security for the payment thereof, except Permitted Encumbrances; provided, that, if the Corporation shall first notify the Authority and Trustee of its intention so to do, the Corporation may in good faith contest any such lien or charge or claim or demand in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Authority or the Trustee shall notify the Corporation in writing that, in the opinion of Counsel, by nonpayment of any such items the lien of the Indenture as to the Loan Repayments payable pursuant to this Agreement or as to any First Mortgage Bonds pledged as security for the payment thereof will be materially endangered, in which event the Corporation shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Authority will cooperate fully with the Corporation in any such contest.

         SECTION 4.08. So long as the Corporation operates the Facilities, they will be used for purposes permitted by the Act and as facilities for the furnishing of water.

         SECTION 4.09. The Corporation will pay, or cause to be paid, in addition to the payments provided for in Section 4.02 and Section 4.07 hereof, all of the expenses of operation of the Facilities, including, without limitation, the cost of all necessary and proper repairs, replacements and renewals made pursuant to Section 4.05 hereof.

         SECTION 4.10. It is understood and agreed that the payments under
Section 4.02 hereof and other charges payable hereunder shall continue to be payable at the time and in the amounts herein specified, whether or not the Facilities, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of any such payments and other charges by reason thereof.

                                   ARTICLE V.
                                Special Covenants

         SECTION 5.01. The Authority makes no warranty, either express or implied, as to the actual or designed capacity of the Facilities, as to the suitability of the Facilities for the purposes specified in this Agreement, or that the Facilities will be suitable for the Corporation's purposes or needs.

         SECTION 5.02. The Corporation will maintain its corporate existence and its qualification to do business in Pennsylvania, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into another corporation; provided, however, that the Corporation may consolidate with or merge into another corporation, or sell or otherwise transfer to another corporation all or substantially all its assets as an entirety and thereafter dissolve, if (a) the successor corporation assumes in writing all the obligations of the Corporation herein and in the First Mortgage Bonds, and (b) if the successor corporation is not a Pennsylvania corporation, said successor shall either qualify to do business in Pennsylvania or file with the Trustee a consent to service of process in Pennsylvania in form satisfactory to the Trustee.

         If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

         SECTION 5.03. The Corporation will operate the Facilities as part of its system for the furnishing of water to the general public at rates approved by the Public Utility Commission of the Commonwealth of Pennsylvania, and to that end will maintain in force and effect the requisite franchises, operating rights, certificates of public convenience and necessity, tariffs, licenses and permits.

         SECTION 5.04. In the event it may be necessary for the proper performance of this Agreement on the part of the Authority or the Corporation that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Corporation or the Authority, the Corporation and the Authority shall execute upon the request of the other such application or applications.

         SECTION 5.05. The Authority will maintain its corporate existence and duly will procure any necessary renewals and extensions thereof; will use its best efforts to maintain, preserve and renew all its rights, powers, privileges and franchises; and will comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body applicable to the Facilities. The Authority further covenants that it will not voluntarily or knowingly take or fail to take any action that would result in the loss of any exemption from taxes which it presently enjoys or to which it may subsequently become entitled.

         SECTION 5.06. The Corporation hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Agreement, failure of the Corporation to comply with the Continuing Disclosure Agreement shall not be considered an event of default; however, the Trustee may (and, at the request of any Participating Underwriter or the holders of at least 25% aggregate principal amount in Outstanding Bonds, shall) or any Bondholder may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Corporation to comply with its obligations under this
Section 5.06.

         SECTION 5.07. The Company will not take any action or fail to take any action (including the requirement to make rebate payments to the United States as required under Section 148(f) of the Code and the Tax Compliance Agreement) which would cause the Bonds to be "arbitrage bonds" within the meaning of Sections 103(b) and 148(a) of the Code or would otherwise cause interest on the Bonds to be includible in the gross income of the holders thereof (except with respect to the interest on the Bonds when such Bonds are held by a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code).

                                   ARTICLE VI.
                         Assignment, Leasing and Selling

         SECTION 6.01. The Corporation will not sell, lease or otherwise dispose of or encumber the Facilities except as provided in this Section 6.01. The Corporation may sell or otherwise dispose of any machinery, fixtures, apparatus, tools, instruments or other movable property constituting part of the Facilities which the Corporation deems no longer to be needed or useful in its operation of the Facilities; provided, that if the original cost of acquisition of such machinery, fixtures, apparatus, tools, instruments or other movable property shall be more than $100,000, the Corporation shall, in writing, certify to the Authority that such items are no longer needed or useful in its operation of the Facilities. Any proceeds thereof shall be paid to the Trustee for deposit in the Construction Fund.

         The Authority will assign its rights under and interest in this Agreement, and will pledge and assign all Loan Repayments and security therefor, including the First Mortgage Bonds of the Corporation pledged as security therefor, and receipts and revenues receivable under or pursuant to this Agreement, and income earned by the investment of funds held under the Indenture, to the Trustee pursuant to the Indenture as security for payment of the principal of, premium, if any, and interest on the Bonds, but such assignment or pledge shall be subject to this Agreement. The Authority will not otherwise sell, assign, transfer, convey or dispose of the revenues from the Facilities or the First Mortgage Bonds during the term of this Agreement, nor will it take any action which may reasonably be construed as tending to cause or induce the levy of special assessments against the Facilities or such revenues or the First Mortgage Bonds, nor will it create or suffer to be created any lien or charge upon the Facilities or such revenues or the First Mortgage Bonds except Permitted Encumbrances.

         SECTION 6.02. This Agreement may be assigned in whole or in part and the Facilities may be sold or leased as a whole or in part by the Corporation, subject, however, to the following conditions:

                     (a) No sale, assignment or leasing (other than pursuant to Section 5.02 hereof) shall relieve the Corporation from primary liability for any of its obligations hereunder, and in the event of any such sale, assignment or leasing the Corporation shall continue to remain primarily liable for the payments specified in Section 4.02 hereof and for performance and observance of the other agreements on its part herein provided;

                     (b) The purchaser, assignee or lessee from the Corporation shall assume the obligations of the Corporation hereunder to the extent of the interest assigned or leased;

                     (c) The Corporation shall, at least fifteen (15) days prior to the delivery thereof, furnish or cause to be furnished to the Authority for its information only a true and complete copy of each such proposed sale agreement, assignment or lease, as the case may be, and shall furnish to the Authority and the Trustee an executed copy thereof following execution; and

                     (d) The Corporation shall pay the Authority's reasonable costs and expenses incurred, and the Authority's reasonable fees charged in connection with such sale, assignment or lease.

                     (e) The Corporation shall furnish to the Trustee an opinion of Counsel nationally recognized as expert in matters relating to the issuance of obligations by states and political subdivisions thereof and the exemption of interest thereon from Federal income taxation to the effect that the proposed sale, assignment or lease, as the case may be, will not adversely affect the exemption from federal income taxation of interest on the Bonds or any of them.

                                  ARTICLE VII.
                         Events of Default and Remedies

         SECTION 7.01. The following shall be "events of default" under this Agreement, and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                     (a) Failure by the Corporation to pay when due any Loan Repayments.

                     (b) Failure by the Corporation to pay when due any payment required to be made under this Agreement other than Loan Repayments, which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Corporation by the Authority or the Trustee, unless the Corporation is contesting in good faith its obligation to make the payment or the Authority and the Trustee shall agree in writing to an extension of such time prior to its expiration.

                     (c) Failure by the Corporation to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsections (a) and (b) of this Section, which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Corporation by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time prior to its expiration.

                     (d) The dissolution or liquidation of the Corporation or the filing by the Corporation of a voluntary petition under the laws of the United States relating to bankruptcy, or failure by the Corporation promptly to procure the dismissal of an involuntary petition in bankruptcy filed against it, or an assignment by the Corporation for the benefit of its creditors, or the entry by the Corporation into an agreement of composition with its creditors, or the appointment by a court of competent jurisdiction of a receiver for the Corporation. The term "dissolution or liquidation of the Corporation", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Corporation resulting either from a merger or consolidation of the Corporation into or with another corporation or a dissolution or liquidation of the Corporation following a transfer of all or substantially all its assets as an entirety under the conditions permitting such actions contained in Section 5.02 hereof.

         A failure by the Authority to observe or perform any covenant or agreement herein contained on its part to be observed or performed shall not constitute an event of default hereunder, but the Corporation shall be entitled to enforce the observance and performance by the Authority of any of its covenants or agreements herein contained by such remedies at law or in equity as it deems desirable, subject to the limitation of liability set forth in Section
8.03 hereof.

         The foregoing provisions of this Section are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the Commonwealth of Pennsylvania or any department, agency, political subdivision or official of either of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Corporation, the Corporation is unable in whole or in part to carry out its agreements herein contained, other than the obligations on the part of the Corporation contained in Sections 4.02 hereof, the Corporation shall not be deemed in default during the continuance of such inability. However, the Corporation agrees to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Corporation, and the Corporation shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course, in the judgment of the Corporation, is unfavorable to the Corporation. Any failure of the Corporation to perform its obligations under Sections 4.02 hereof shall constitute a default regardless of the reason for such failure to perform.

         SECTION 7.02. Whenever any event of default referred to in Section 7.01 hereof shall have happened and be subsisting, any one or more of the following remedial steps may be taken, provided the default has not theretofore been cured;

                     (a) The Authority, at its option, may declare the unpaid principal balance of the loan to be immediately due and payable, whereupon the same shall become immediately due and payable.

                     (b) The Authority may take any action at law or in equity to collect the payments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Corporation under this Agreement and under the First Mortgage Bonds. All amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

         SECTION 7.03. No remedy conferred upon or reserved to the Authority by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be herein expressly required.

         SECTION 7.04. If the Corporation shall default under any of the provisions of this Agreement and the Authority shall employ attorneys or incur other expenses for the collection of Loan Repayments or to secure possession of or to resell the Facilities or for the enforcement of performance or observance of any obligation or agreement on the part of the Corporation contained in this Agreement or in the First Mortgage Bonds, the Corporation, on demand therefor, will reimburse the Authority for reasonable fees of such attorneys and such other reasonable expenses so incurred.

         SECTION 7.05. In the event any agreement contained in this Agreement shall be breached by either party and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Authority's rights in and under this Agreement to the Trustee under the Indenture, the Authority shall have no power to exercise any right hereunder or waive any default hereunder by the Corporation without the consent of the Trustee to such exercise or waiver, or, if the maturity of the outstanding Bonds shall have been accelerated at the request of the holders of the Bonds, the consent of the holders of a majority in principal amount of the Bonds then outstanding. In the event any default by the Corporation hereunder shall have been waived as a default under the Indenture by the holders of the requisite majority in principal amount of the Bonds, no consent of the Trustee shall be required, and the Authority shall be obligated to waive the Corporation's default hereunder.

                                  ARTICLE VIII.
                                  Miscellaneous

         SECTION 8.01. This Agreement shall terminate upon (i) payment in full of the Bonds (including interest and premium, if any, thereon), or the making of provision for payment thereof in accordance with the provisions of the Indenture, (ii) payment of all other reasonable and necessary obligations incurred by the Authority to pay the Cost of Construction of the Facilities, including interest, premium and other charges, if any, thereon, and (iii) payment of Administration Expenses. Any amounts, other than amounts being held for payment of the Bonds or other payments referred to in the preceding sentence, then remaining in the Bond Fund and other Funds established under the Indenture shall belong to and be paid to the Corporation by the Trustee as overpayment of the Loan Repayments.

         SECTION 8.02. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: if to the Authority, at 14 W. Front Street, Media, Pennsylvania 19063; if to the Corporation, at 762 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, Attention:
Vice President (Finance); and if to the Trustee, at PNC Bank, National Association, 1700 Market Street, Philadelphia, PA 19103 Attention: Corporate Trust Department. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Corporation or the Trustee shall also be given to the others. The Corporation, the Authority and the Trustee, by giving notice as above provided, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 8.03. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Corporation and their respective successors and assigns, subject to the limitation that any obligation or liability of the Authority created by or arising out of this Agreement shall not be a general debt or liability of the Authority, but shall be payable solely out of the proceeds derived from this Agreement, the First Mortgage Bonds, or the sale of the Bonds or income earned on invested funds as provided herein and in the Indenture.

         SECTION 8.04. This Agreement may be amended in any respect but only by written agreement of the parties hereto, subject to the limitations upon such amendments set forth in the Indenture.

         SECTION 8.05. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Agreement.

         SECTION 8.06. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Corporation, as the case may be, only to the extent permitted by law.

         SECTION 8.07. The laws of the Commonwealth of Pennsylvania shall govern the construction and interpretation of this Agreement.

         SECTION 8.08.

                  (a) The Corporation agrees that at all times it will protect and hold the Authority and its officers, members, employees and agents (including, but not limited to, the Authority's legal counsel), past, present and future, harmless and indemnified from and against all claims for losses, damages or injuries to the Trustee or others, including death, personal injury and property damage or loss, arising during the term hereof or during any other period when the Authority has, had or shall have any interest in the Facilities or arising out of the use thereof or any activity conducted thereon or in any other manner connected therewith, directly or indirectly, including but not limited to claims arising out of the acquisition, construction, installation, equipping and operation of the Facilities; and the Authority, and its officers, members, employees and agents, past, present and future, shall not be liable for any loss, damage or injury to the person or property of the Corporation or its agents, servants or employees or any other person who or that may be upon the Facilities or damaged or injured as a result of any condition existing or activity occurring upon the Facilities or any other matter connected directly or indirectly therewith due to any act or negligence of any person, excepting only willful misconduct or gross negligence of the Authority, and its officers, agents, members or employees, past, present and future.

                  (b) The Corporation hereby covenants and agrees that it will indemnify the Trustee against any and all claims arising out of the Trustee's exercise and performance of powers and duties granted unto it by the Indenture and hereunder in good faith and without gross negligence.

                  (c) The Corporation will indemnify, hold harmless and defend the Authority and the Trustee and the respective officers, members, directors, employees and agents (including, but not limited to, the Authority's legal counsel) each of them, past, present and future, against all loss, costs, damages, expenses, suits, judgments, actions and liabilities of whatever nature, including, specifically, (i) any liability under any state or federal securities laws (including, but not limited to attorney's fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) and (ii) any and all costs and expense arising out of, or from, any state or federal environmental laws (including, without limitation, costs of remediation, attorney's fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) directly or indirectly resulting from or arising out of or related to: (i) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Facilities (including compliance with laws, ordinances and rules and regulations of public authorities relating thereto); or (ii) any statements or representations with respect to Corporation, the Project, this Agreement, the Bonds, the Indenture or any other document or instrument delivered in connection with the issuance of the Bonds (including any statements or representations made in connection with the offer or sale thereof) made or given to the Authority, the Trustee or any underwriters or purchasers of any of the bonds, by the Corporation or any of its directors, officers, agents or employees, including but not limited to, statements or representations of facts, financial information or corporate affairs. The Corporation also will pay and discharge and indemnify and hold harmless the Authority and the Trustee from (i) any lien or charge upon payments by the Corporation to the Authority and the Trustee under this Agreement and (ii) any taxes (including, without limitation, any ad valorem taxes and sales taxes, assessments, impositions and other charges in respect of any portion of the Facilities). If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, the Authority or the Trustee will give prompt notice to Corporation, and Corporation will have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

                  (d) If the indemnification provided herein is for any reason determined to be unavailable to the Authority or the Trustee, then, with respect to any such loss, claim, demand or liability, including expenses in connection therewith, the Authority and the Trustee, as appropriate, shall be entitled as a matter of right to contribution by the Corporation. The amount of such contribution shall be in such proportion as is appropriate to reflect relative culpability of the parties.

                  (e) The Corporation will not make any claim against the Authority, nor shall the Authority be liable for any damage or injury to any property of the Corporation or any other person on the Facilities or to any part of the Facilities due to any cause whatsoever, nor will the Corporation resist the Authority's claim to indemnification on the ground that the right to such claim is not set forth herein with sufficient particularity.

         SECTION 8.09.

                  (a) The Corporation hereby expressly acknowledges that the Authority is a conduit issuer and that all of the right, title and interest of the Authority in and to this Agreement are to be assigned to the Trustee (except for the right of the Authority to receive its reasonable fees and expense and to indemnification), naming the Trustee its true and lawful attorney for and in its name to enforce the terms and conditions of this Agreement. Notwithstanding any other provision contained herein, the Corporation hereby expressly agrees, acknowledges and covenants that to the extent practicable it shall duly and punctually perform or cause to be performed each and every duty and obligation of the Authority hereunder and under the Indenture.

                     (b) The Corporation shall neither sue the Authority, or any of its members, officers, agents or employees, past, present or future, for any costs, damages, expenses, suits, judgments, liabilities, claims, losses, demands, actions or nonactions based upon this financing or sustained in connection with or as a result of this financing nor ever raise as a defense in any proceedings whatsoever that the Authority is a true party in interest. Notwithstanding any other provisions of this Agreement, the Corporation shall be entitled to (i) bring an action of specific performance against the Authority to compel any action required to be taken by the Authority hereunder or an action to enjoin the Authority from performing any action prohibited by this instrument, but no such action shall in any way impose pecuniary liability against the Authority or any of its members, officers, agents or employees, past, present and future, (ii) join the Authority in any litigation if such joinder is necessary to pursue any of the Corporation's rights, provided that prior to such joinder, the Corporation shall post such security as the Authority may require to further protect the Authority from loss and (iii) pecuniary remuneration from the Authority for damage or loss suffered by Corporation by reason of the willful misconduct of the Authority or any of its members, officers, agents or employees, past, present or future.

         SECTION 8.10.

                  (a) In the event of any default by the Authority hereunder, and notwithstanding any provision or obligation to the contrary herein before or hereinafter set forth, the liability of the Authority its incorporator, officers, members, agents and employees, past, present or future, shall be limited to its interest in the Facilities, the improvements thereon, the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto. The Authority, its incorporator, officers, members, agents and employees, past, present or future, do not assume general liability nor specific liability for the repayment of any mortgage or other loan, or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments therein recited or therein set forth, or incurred in any way in connection therewith. Other than as set forth hereinabove in this Section 8.10, there shall be no other recourse for damages of any kind or nature by the Corporation or any other entity against the Authority, its incorporator, officers, members, agents and employees, past, present or future, or any of the property or other assets nor or hereafter owned by it or them, either directly or indirectly; and all such recourse or liability is hereby expressly waived and released as a condition of and in consideration of execution and delivery of this Agreement by the Authority.

                  (b) No recourse under or upon any obligation, covenant or agreement contained herein or in any Bond shall be had against the Authority or any member, officer, employee or agent, past, present or future, of the Authority or of any successor of the Authority under this Agreement, any other agreement, any rule of law, statute or constitutional provision, or by enforcement of any assessment or by any legal or equitable proceeding or otherwise, its expressly being agreed and understood that the obligations of the Authority hereunder, and under the Bonds and elsewhere, are solely corporate obligations of the Authority to the extent specifically limited in the Act and that no personal liability whatsoever shall attach to or shall be incurred by the Authority or such members, officers, employees or agents, past, present or future, of the Authority or of any successor of the Authority, or any of them, because of such indebtedness or by reason of any obligation, covenant or agreement contained herein, in the Bonds on implied therefrom.

         IN WITNESS WHEREOF, the parties hereto have caused this Construction and Financing Agreement to be duly executed as of the day and year first above written.

                                      DELAWARE COUNTY INDUSTRIAL
                                        DEVELOPMENT AUTHORITY

                                      By   Kathy Robson
                                           ---------------------------------
                                               Chairman

(Seal)

Attest:  Joseph Viscuso
         -------------------------
                Secretary

                                      PHILADELPHIA SUBURBAN WATER COMPANY

                                      By    Michael P. Graham
                                            --------------------------------
                                               Vice President

(Seal)

Attest:  Roy H. Stahl
         -------------------------
               Asst. Secretary

COMMONWEALTH OF PENNSYLVANIA    :
                                  ss.:
COUNTY OF DELAWARE              :

           On this the 28th day of August, 1995, before me the undersigned notary public personally appeared Kathy A. Robson who acknowledged herself to be the Chairman of Delaware County Industrial Development Authority, a public body corporate and politic organized and existing under the laws of the Commonwealth of Pennsylvania, and that she as such officer, being authorized to do so, executed the foregoing Construction and Financing Agreement for the purposes therein contained by signing the name of Delaware County Industrial Development Authority by herself as its Chairman.

              IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[SEAL]

                                                           Mary Lou Super
                                                       ------------------------
                                                            Notary Public
                                                       My Commission Expires

COMMONWEALTH OF PENNSYLVANIA    :
                                : ss.:

COUNTY OF PHILADELPHIA          :

                  On this the 28th day of August, 1995, before me the undersigned notary public personally appeared Michael P. Graham, who acknowledged himself to be a Vice President of Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and that he as such officer, being authorized to do so, executed the foregoing Construction and Financing Agreement for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[SEAL]

                              Mary Lou Super
                              ----------------------------------
                              Notary Public
                              My Commission Expires

                                    EXHIBIT A

                                       TO
                           CONSTRUCTION AND FINANCING
                  AGREEMENT DATED AS OF AUGUST 15, 1995 BY AND
                 BETWEEN DELAWARE COUNTY INDUSTRIAL DEVELOPMENT
                AUTHORITY AND PHILADELPHIA SUBURBAN WATER COMPANY

         The following projects are the Facilities and will be financed with the proceeds of the Bonds and will be owned by the Corporation (dollar amounts are maximum Bond proceeds allocable to each category):

         (a) New and Replacement Customer Water Lines ($2,330,000): to be installed in townships throughout Chester, Delaware and Montgomery counties.

         (b) New and Replacement Water Meters ($3,490,000): consisting of approximately 11,750 meters automatically read by telephone and approximately 12,990 conventional manually read meters to be installed in various townships throughout Chester, Delaware and Montgomery counties.

         (c) Acquisition of Water Treatment Equipment ($299,000) consisting of equipment related to water treatment and quality, flow control and testing and monitoring, more specifically described as follows:

             Bucks County:

                  Middletown Twp.: filtering, monitoring and testing equipment at the Neshaminy Creek Treatment Plant at 2520 W. Lincoln Hwy., Oakford, PA

             Chester County:

                  East Bradford Twp.: monitoring equipment at Radley Mews Well on Queens Way and tap for sampling at Birmingham Storage Tank on Birmingham Rd. Northeast of Rt. 52.

                  East Goshen Twp.: sampling tap at Milltown Storage tank on Edgewood Road.

                  Schuylkill Twp.: monitoring equipment at the Pickering West Treatment Plant on Rt. 23, Phoenixville, PA.

                  Westtown Twp: monitoring equipment at Chateau Well near 1124 Chateau Drive and sampling tap at Radley Run Storage Tank located at Radley Run.

                  West Goshen Twp.: taps for sampling at Boot Rd. Storage Tank on Boot Rd. and Whitford Hill
                  Storage Tank near 306 N. Whitford Rd.

             Delaware County:

                  Newtown Twp.: replacement chlorine detectors at Mitchell Booster on Newtown Rd. north of Goshen Rd.

                  Springfield Twp: new and replacement treatment equipment for the Crum Creek Treatment Plant at 965 Beatty Rd.

             Montgomery County:

                  Abington Twp.: monitoring equipment at North Hills Well on Chelsea Ave., 200 ft. north of Walnut Ave.

                  Lower Merion Twp.: laboratory equipment for testing water quality at PSWCo's laboratory located at 762 Lancaster Ave., Bryn Mawr, PA

                  Springfield Twp.: replacement of flow meter at Oreland Well at Roesch Ave., 700 ft. south of Walnut Ave.

                  Plymouth Twp.: replacement of flow meter at Plymouth Well on Sandy Hill Rd. at Hallowell.

                  West Whiteland Twp.: replacement of flow meter at Hollow Run Well on Pottstown Pike next to Hollow Run Apts.

         (d) Installation of Tie-In Water Mains ($1,406,000) consisting of water mains to cross connect or tie in various lines in the distribution system for improved distribution (including fire service) capability. Mains to be installed at the following locations:

             Chester County:

                   Easttown Twp.: Church Road from west of Ladderback to east of Wetherby Ln.

                   Malvern Borough:
                   South Warren Ave. from Paoli Pike to 2nd Ave.
                   King Rd. from Sugartown Rd. to west of Prestside Way Carters Grove Rd. from Sugartown Rd. to Malvern Ave.

                   Tredyffrin Twp:
                   Swedesford Rd. from West Valley Rd. to west of Old Eagle School Rd.
                   North Valley Rd. and intersection of Central and North Valley Rd.

                   West Goshen Twp.:
                   King Rd. from Heritage Dr. to Boot Rd.
                   Burke Rd. and Old Pottstown Pike in Brandywine Knoll Development
                   West Chester Pike from east of Green Ln. to McDaniels Dr.

                   West Whiteland Twp:
                   King Rd. from east of Queens Dr. to Princess Ln.
                   Burke Rd. from Douglass Dr. to proposed Waltz Lea Development

             Delaware County:

                   Darby Twp: Madison Ave. from Lawton Terrace to Magnolia Ave.

                   Upper Darby Twp:

                   Bond Ave. from Roberts Ave. to Blythe Ave.
                   Sansom St. from Shirley Rd. to Long Ln.

                   Willistown Twp.: Paoli Pike from Harvey Ln. to Long Ln.

             Montgomery County:

                   Abington Twp.: Reservoir Ln. from Old Welsh Rd. to Reservoir Ave.

                   Lower Merion Twp.:
                   Barr Ln. from east of Righters Mill Rd. to Conshohocken State Rd.
                   Elmwood Ave. from Russo Rd. to School St.

                   Radnor Twp.:
                   Intersection of Morris Rd. and Old Sugartown Rd.

                   Upper Moreland/Horsham Twps.: Commerce Ave. from north of Maryland Rd. to Township Line Rd.

                   Whitemarsh Twp.:
                   Right-of-way from Pear Tree Lane to 30 inch right-of-way

         (e) Installation of New Water Mains due to road construction ($542,000) at the following locations:

             Delaware County:

                   Glenolden Borough: MacDade Blvd. west of Benson Ave. and east of South Ave.
                   Folcroft Twp.: Chester Pike btwn Oak Ave. and King Ave.

             Delaware/Chester Counties:

                    Upper Merion/Tredyffrin Twps:
                    Rte. 202/422 interchange at Swedesford Rd. bridge North Gulph Rd. and Rte. 422 at PA Turnpike bridge

             Montgomery County:

                    Abington Twp.: Roy Ave. btwn Old York Rd. and Edgehill Rd. Radnor Twp.: Spring Mill Rd. bridge at Rte. 320

                    Springfield Twp.:
                    Valley Green Rd. west of Camp Hill Rd.6
                    Jug handle at the intersection of New Ave. and Pleasant Ave.

                    Whitemarsh Twp.: Ridge Pike west of Birch Rd.

         (f) Water Main Replacements ($6,561,000) for reduced breakage and to improve water flow and fire protection capabilities:

             Chester County:

                    East Whiteland Twp.:

                    Paoli Pike btwn Chester Valley Station and Rte. 30 Lancaster Ave. btwn Phoenixville Pike and Church Rd. Prospect Ave. from Rte. 30 to end of Prospect Ave. Lancaster Ave. from Church Rd. to Malin Rd.

                    Malvern Borough: Woodland Ave. from King Rd. to Roberts Ln.

                    Tredyffrin Twp.:
                    Diamond Rock to Paoli btwn Swedesford Rd. and Central Ave. Fairview Rd. from Upper Gulf Rd. to west of Henry Ave.

                    West Whiteland Twp.: northern section of Meadowbrook Manor Development.

                    Westtown Twp.: Garden Circle btwn Wilmington Pike and Goodwin Ln.

                    Edgemont/Willistown/Westtown Twps.: West Chester Pike btwn Township Line and MacDaniels Dr.

             Delaware County:

                    Haverford Twp.: Central Ave. from Fairview Rd. to north of Bon Air Terrace.

                    Lower Merion Twp.:
                    Balwyn Pl. from Bala Ave. to end of Balwyn Pl.
                    Pennsylvania Ave. from Old Lancaster Ave. to Bryn Mawr Ave. North Wyoming from Lancaster Ave. north to end of North Wyoming.

                    Marple Twp.:
                    Grant Ave. btwn Lincoln Ave. and Worthington Ave.
                    Glen Spring Rd. from Rose Hill Rd. to end of Rose Hill Rd.

                   Swarthmore Twp.: Cornell Ave. from Yale Ave. to Westdale
                   Ave.

                   Tinicum Twp.:
                   Industrial Hwy. btwn Stewart Ave. and Wanamaker Ave. and Ave. btwn Carre Ave. and Lagrange Ave.

                   Yeadon Twp.: Rockland Ave. from South Longacre Blvd, and Whitby Ave.

                   Abington Twp.: Meetinghouse Rd. from Greenwood Rd. to Township Line Rd.
                   Cheltenham Twp.:
                   Railroad Ave. from Roberts west to the end of Railroad Ave. Greenwood Ave. from Hedgerow Ln. to west of Salisbury Rd.

                   Conshohocken Twp.:
                   Washington St. from Ash St. to Cherry St. and Washington St. from Lime St. to Perry St.

         (g) Pumping and Purification Equipment ($621,000) consisting of replacement and improvement of equipment at PSWCo's water treatment facilities, booster stations and wells as follows:

             Bucks County:

                   Middletown Twp.: pumping and purification equipment at the Neshaminy Creek Treatment Plant at 2520 W. Lincoln Hwy., Oakford, PA

             Chester County:

                  East Goshen Twp.: pumping equipment at Grand Oak Well opposite 711 Red Maple Dr. and Goshen Downs Well adjacent to 1262 Upton Circle

                  East Whiteland Twp.: pump meter at King Rd. Booster Station on King Rd. near Immaculata College in Malvern.

                  Schuylkill Twp.: replacement and installation of various items of pumping and purification equipment at Pickering East and West Treatment Plants on Rt. 23, Phoenixville, PA

                  Uwchlan Twp.: replacement of well pump and sewer and sample drain at Saybrook Well on Saybrook La.

                  West Whiteland Twp.: replacement of pumping equipment at Shoen Rd. Well on Shoen Rd.

                  Willistown Twp.: replacement of pumping equipment at Greentree Booster on King Rd. bet. Duffryn Ave. and Arlington Rd.

             Delaware County:

                  Springfield Twp.: modifications to boiler, replacement of pumping and monitoring equipment at Crum Creek Plant at 965 Beatty Rd.

             Montgomery County:

                  Lower Merion Twp.: Computerized distribution system upgrades and additions at 762 Lancaster Ave., Bryn Mawr, PA.

                  Oreland: replacement of well pump at Oreland Well at Roesch Ave., 700 ft. south of Walnut Ave.

                  Plymouth Twp.: replacement of valve at Karr's Lane Well on Karrs Lane west of Little Ave.

                  Upper Dublin Twp.: replacement of pumping equipment at Aidenn Lair Well on Arran Way south of Limerick La.

                  Upper Merion Twp.: vapor barrier, booster pump replacement, control equipment at Upper Merion Reservoir and Well on County Line Rd., King of Prussia, PA

         (h) Other Capital Projects ($8,200,000) consisting of the following:

             Bucks County:

                  Middletown Twp.: plant automation and new laboratory at Neshaminy Creek Treatment Plant at 2520 W. Lincoln Hwy., Oakford, PA.

             Chester County:

                  Schuylkill Twp.: construct storage facility at Pickering Creek Plant and automation of filters at Pickering East Treatment Plant on Rt. 23, Phoenixville, PA.

                  Uwchlan Twp.: construct tank booster on Whitford Rd.

                  Willistown Twp.: construct Malvern Booster Station on King Rd. near Hickory booster

                  West Whiteland Twp.: tie-in water main and booster on Ship Rd. from Michelle Rd. to south of Springdale Dr.

             Delaware County:

                  Springfield Twp.: automated bulk lime system at Crum Creek Plant at 965 Beatty Rd.

             Montgomery County:

                 Upper Moreland Twp.: pump and related upgrades at Willow Grove Booster Station at Nash and Forrest Aves., Willow Grove

                 Upper Moreland Twp.: purchase of land, design and construction of Eastern Operations Center for construction and maintenance operations for distribution system consisting of an 18,000 sq. ft. two-story building on a five acre site containing approximately 9,000 sq. ft. of office space and 9,000 sq. ft. of storage and repair garage space located on Computer Dr., Willow Grove, PA.